SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of October 31, 2000, by and among Telenetics Corporation, Inc., a California corporation, with headquarters located at 25111 Arctic Ocean, Lake Forest, California 92630 (the "Company"), and the Buyers listed on Schedule I attached hereto(individually, a "Buyer" or collectively "Buyers" ).

                                   WITNESSETH:

         WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to
Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, The Company has authorized the following new series of its Preferred Stock, no par value (the "Preferred Stock"): the Company's Series A Convertible Preferred Stock (the "Series A Preferred Shares"), which shall be convertible into shares of the Company's Common Stock, no par value (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Determination of Rights, Preferences and Privileges of the Series A Preferred Shares, substantially in the form attached hereto as Exhibit "A" (the "Certificate of Determination");

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to 200 shares of Series A Preferred Stock, for a total purchase price of Two Million Dollars ($2,000,000) (the "Purchase Price") in the respective amounts set forth opposite each Buyer(s) name on Schedule I ( the "Subscription Amount"); and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated there under, and applicable state securities laws; and

         WHEREAS, the Series A Preferred Shares are being offered through May Davis Group, Inc. (the "Placement Agents"), as the Company's exclusive placement agents for the offering and

         WHEREAS, the aggregate proceeds of the sale of the Series A Preferred Shares Series A Preferred Shares contemplated hereby shall be held in escrow pursuant to the terms of an escrow agreement substantially in the form attached hereto as Exhibit C.

         NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s)hereby agree as follows:



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         1. PURCHASE AND SALE OF SERIES A PREFERRED SHARES.

                  (a) PURCHASE OF THE SERIES A PREFERRED SHARES. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Company shall issue and sell to the Buyer(s) and the Buyer(s) shall purchase from the Company up to 200 shares of Series A Preferred Shares, in amounts corresponding with the Subscription Amount set forth opposite each Buyer's name on Schedule I hereto for a purchase price of $10,000 per share (the "PURCHASE PRICE").

                  Upon execution hereof by a Buyer, the Buyer shall wire transfer the Subscription Amount set forth opposite his name on
         Schedule I in same-day funds, which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement (as hereinafter defined) and disbursed in accordance therewith. Notwithstanding the foregoing, a Buyer may withdraw his Subscription Amount and terminate this Agreement as to such Buyer at any time after the execution hereof and prior to Closing (as hereinafter defined).

                  (b) CLOSING DATE. The closing of the purchase and sale of the Series A Preferred Shares (the "Closing") shall take place at 10:00 a.m. Eastern Daylight Time on the fifth business day ("Closing Date") following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Butler Gonzalez LLP 1000 Stuyvesant Avenue, Suite 6, Union, NJ 07083 (or such other place as is mutually agreed to by the Company and the Buyers).

                  (c) ESCROW ARRANGEMENTS; FORM OF PAYMENT. Upon execution hereof by Buyer(s) and pending Closing, the aggregate proceeds of the sale of the Series A Preferred Shares to Buyer(s) pursuant hereto, less the fees and expenses of the Placement Agents, shall be deposited in a non-interest bearing escrow account with First Union National Bank, as escrow agent ("Escrow Agent"), pursuant to the terms of an escrow agreement between the Company, the Placement Agents and the Escrow Agent in the form attached hereto as Exhibit C (the "Escrow Agreement"). Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement such aggregate gross proceeds for the Series A Preferred Shares to be issued and sold to such Buyer(s) at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer the Series A Preferred Shares which such Buyer(s) is purchasing in amounts indicated opposite such Buyer's name on Schedule I.

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         2. BUYER'S REPRESENTATIONS AND WARRANTEES.

                  Each Buyer represents and warrants, severally and not jointly, that as of the date hereof:

                  (a) INVESTMENT PURPOSE. Each Buyer is acquiring the Series A Preferred Shares and, upon conversion of Series A Preferred Shares, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the 1933 Act.

                  (b) ACCREDITED BUYER STATUS. Each Buyer is an "accredited Buyer" as that term is defined in Rule 501(a)(3) of Regulation D.

                  (c) RELIANCE ON EXEMPTIONS. Each Buyer understands that the Series A Preferred Shares and the Conversion Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States Federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

                  (d) INFORMATION. Such Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deems material to making an informed investment decision regarding his purchase of the Series A Preferred Shares and the Conversion Shares, which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Series A Preferred Shares and the Conversion Shares involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series A Preferred Shares and the Conversion Shares.

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

                  (e) NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States Federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series A Preferred Shares or the Conversion Shares, or the fairness or suitability of the investment in the Series A Preferred Shares or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Series A Preferred Shares or the Conversion Shares.

                  (f) TRANSFER OR RESALE. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Series A Preferred Shares, the Conversion Shares and the Warrants have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered there under, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in form and substance acceptable to the Company, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC there under; and
         (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption there under. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares and Warrant Shares.

                  (g) LEGENDS. Such Buyer understands that the certificates, Warrants or other instruments representing the stock certificates representing the Series A Preferred Shares and the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM AND SUBSTANCE ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

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

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Series A Preferred Shares or the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Series A Preferred Shares or the Conversion Shares, as applicable, are registered under the 1933 Act or
         (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the 1933 Act.

                  (h) AUTHORIZATION, ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  (i) RECEIPT OF DOCUMENTS. Such Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, the Registration Rights Agreement, and the Escrow Agreement; (ii) all due diligence and other information necessary to verify the accuracy and completeness in all material respects of such representations, warranties and covenants; (iii) the Company's Form 10-Q for the fiscal quarter ended June 30, 2000; and (v) answers to all questions the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

                  (j) DUE FORMATION OF CORPORATE AND OTHER BUYERS. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Series A Preferred Shares and is not prohibited from doing so.

                  (k) DUE AUTHORIZATION OF FIDUCIARY BUYERS. If the Buyer(s) is purchasing the in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Buyer(s) has been duly authorized and empowered to execute this Agreement and such other person fulfills all the requirements for purchase of the Series A Preferred Shares and agrees to be bound by the obligations, representations, warranties, and covenants contained herein. Upon request of the Company, the Buyer(s) will provide true, complete and current copies of all relevant documents creating the Buyers, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

                  (l) FURTHER REPRESENTATIONS BY FOREIGN BUYERS. If Buyer(s) is not a U.S. Person (as defined), such Buyer hereby represents that such Buyer(s) is satisfied as to full observance of the laws of such Buyer's jurisdiction in connection with any invitation to subscribe for the securities or any use of this Agreement, including: (i) the legal requirements of such Buyer's jurisdiction for the purchase of the securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the securities. Such Buyer's subscription and payment for, and such Buyer's continued beneficial ownership of, the securities will not violate any applicable securities or other laws of such Buyer's jurisdiction. The term "U.S. Person" as used herein shall mean any person who is a citizen or resident of the United States, or any state, territory or possession thereof, including but not limited to any estate of any such person, or any corporation, partnership, trust or other entity created or existing under the laws thereof, or any entity controlled or owned by any of the foregoing.

                  (m) NO LEGAL ADVICE FROM THE COMPANY. The Buyer(s) acknowledge that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.


         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Buyer (s) that except as otherwise specified in the Company's filings with the SEC or in this Agreement, as of the date hereof:

                  (a) ORGANIZATION AND QUALIFICATION. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (b) AUTHORIZATION, ENFORCEMENT, COMPLIANCE WITH OTHER INSTRUMENTS. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, and to issue the Series A Preferred Shares and the Conversion Shares, the Warrants (as defined herein below), or shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series A

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         Preferred Shares, the Conversion Shares and the Warrants and the
         reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement and the Registration Rights Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Determination will have been filed with the Secretary of State of the State of California and will be in full force and effect, enforceable against the Company in accordance with its terms.

                  (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value, of which as of October 31, 2000, 16,058,813 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreements). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series A Preferred Shares or the Conversion Shares, as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

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                  (d) ISSUANCE OF SECURITIES. The Series A Preferred Shares are
         duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Series A Preferred Shares have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Certificate of Determination or the terms of the Warrants and receipt of payment therefore (in the case of the Warrant Shares), the Conversion Shares and the Warrant Shares will be duly issued, fully paid and nonassessable.

                  (e) NO CONFLICTS. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a material violation of the Articles of Incorporation, any Certificate of Determination of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a material violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market Inc.'s National Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

                  (f) SEC DOCUMENTS: FINANCIAL STATEMENTS. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their representatives, or made available through the SEC's website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of un-audited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of un-audited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) and (i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (g) 10(B)-5. As of the date filed, the SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

                  (h) ABSENCE OF CERTAIN CHANGES. Since September 6, 2000 except as disclosed in Schedules to this Agreement and the SEC Documents, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                  (i) ABSENCE OF LITIGATION. Except as disclosed on Schedule 3(i) to this Agreement there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

                  (j) ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF THE SERIES A PREFERRED SHARES. The Company acknowledges and agrees that the Buyer(s) is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer(s) is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer(s) or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Series A Preferred Shares or the Conversion Shares. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                  (k) EMPLOYEE RELATIONS. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

                  (l) INTELLECTUAL PROPERTY RIGHTS. Except as set forth on
         Schedule 3(l) attached hereto, the Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as disclosed in Schedules to this Agreement and the SEC Documents , the Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  (m) ENVIRONMENTAL LAWS. The Company and its subsidiaries are
         (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all material terms and conditions of any such permit, license or approval.

                  (n) TITLE. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(n), are disclosed in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (o) INSURANCE. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                  (p) REGULATORY PERMITS. Except as disclosed in Schedules to this Agreement, the Company and its subsidiaries possess or have applied for all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  (q) INTERNAL ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (r) NO MATERIAL ADVERSE BREACHES, ETC. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any material contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

                  (s) TAX STATUS. Except as set forth on Schedule 3(s) hereto, the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  (t) CERTAIN TRANSACTIONS. Except as set forth in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (u) FEES AND RIGHTS OF FIRST REFUSAL. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

         4. COVENANTS.

                  (a) BEST EFFORTS. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  (b) FORM D. The Company agrees to file a Form D with respect to the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares for, or obtain on exemption for the Conversion Shares for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

                  (c) REPORTING STATUS. Until the earlier of (i) the date as of which the Buyer(s) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which
         (A) the Buyer(s) shall have sold all the Conversion Shares and (B) none of the Series A Preferred Shares or the Warrants are outstanding (the "Registration Period"), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the 1934 Act and the regulations of the SEC there under, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations there under would otherwise permit such termination.

                  (d) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Series A Preferred Shares for acquisitions and general corporate purposes.

                  (e) RESERVATION OF SHARES. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares and the Warrant Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares and the exercise of the Warrant Shares the Company shall call and hold a special meeting within one hundred and twenty days (120) of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of shares of Common Stock authorized.

                  (f) LISTINGS OR QUOTATION. The Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or over-the-counter bulletin board or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use it best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement. The Company shall maintain the Common Stock's authorization for quotation in the over-the counter market.

                  (g) EXPENSES. Each of the Company and the Buyer(s) shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement and the Registration Rights Agreement; provided, however, that the legal fees and expenses incurred by the Placement Agent in connection with the Offering (as defined in that certain Placement Agent Agreement, dated of even date herewith, between the Company and the Placement Agent), up to a maximum of $20,000 shall be paid for by the Company at Closing in accordance with the terms of the Placement Agency Agreement between the Company and the Placement Agent, dated simultaneously herewith.

                  (h) CORPORATE EXISTENCE. So long as any of the Series A Preferred Shares remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, a "Sale of the Company") unless, prior to the consummation of a Sale of the Company, the Company makes appropriate provision to insure that, upon the consummation of such Sale of the Company, each of the holders of the Series A Preferred Shares will thereafter have the right to acquire and receive such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Shares had such Sale of the Company not taken place. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this
         Section 4(h) will thereafter be applicable to the Series A Preferred Shares.

                  (i) TRANSACTIONS WITH AFFILIATES. Unless the approval of a majority of the independent members of the Company's Board of Directors is obtained, so long as any Series A Preferred Shares are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates, or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company or purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 10% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  (j) LOCK UP PERIOD. On the date hereof, the Company shall obtain from Michael Armani and Shala Shashani, a lock-up agreement, in the form annexed hereto as Schedule 4(j) agreeing to only sell in compliance with the volume limitation of Rule 144.

                  (k) WARRANT ISSUANCES. Subject to the satisfaction of the terms and condition of this Agreement, May Davis Group, Inc., as the Placement Agent will receive on the Closing Date warrants ("Convertible Warrants") to purchase 500,000 shares of Common Stock (the "Convertible Warrant Shares") at an exercise price of Three Dollars ($3.00) per share. The Warrants shall be exercisable for a period of five (5) years from the date of issuance and shall be substantially in the form of the form of Warrant hereto as Exhibit D.

                  (l) TRANSFER AGENT. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two
         (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the transfer agent execute and agree to be bound by the terms of the Irrevocable Instructions to Transfer Agent.

         5. TRANSFER AGENT INSTRUCTIONS.

                  The Company will act as its own transfer agent with respect to the Series A Preferred Shares. Upon conversion of the Series A Preferred Shares or the exercise of the Warrants, the Company shall issue irrevocable instructions to its transfer agent, in the form attached hereto as Exhibit E, to issue certificates, registered in the name of the Buyer(s) or its respective nominee(s), for the Conversion Shares and the Warrant Shares representing the shares of Common Stock issuable upon such conversion or exercise and payment therefore (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in
         Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares or the Warrant Shares, prior to registration of such shares under the 1933
         Act) will be given by the Company to its transfer agent and that the Conversion Shares or the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares or the Warrant Shares. If the Buyer(s) or Warrant holder provides the Company with an opinion of counsel, in form and substance acceptable to the Company, that registration of a resale by the Buyer(s) of any of the Conversion Shares, or the Warrant Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion

         Shares or the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
                  ----------------------------------------------

                  The obligation of the Company hereunder to issue and sell the Series A Preferred Shares to the Buyer(s) at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  (a) Each Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                  (b) The Certificate of Determination shall have been filed with the Secretary of State of the State of California.

                  (c) The Buyer(s) shall have delivered to the Escrow Agent the Purchase Price for the Series A Preferred Shares in respective amounts as set forth next to each Buyer as outlined on Schedule I attached hereto and the Escrow Agent shall have delivered such funds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

                  (d) The representations and warranties of the Buyer(s) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Date.

         7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of the Buyer(s) hereunder to purchase the Series A Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer(s) at any time in its sole discretion:

                  (a) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer(s).

                  (b) The Common Stock shall be authorized for quotation on The Nasdaq SmallCap Market or OTC Bulletin Board, trading in the Common Stock shall not have been suspended for any reason and all of the Conversion Shares issuable upon conversion of the Series A Preferred Shares shall be approved for listing or quotation on The Nasdaq SmallCap Market.

                  (c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by an executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  (d) The Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the form of Exhibit "F" attached hereto.

                  (e) The Company shall have executed and delivered to the Buyer(s) the certificates for the Series A Preferred Shares in the respective amounts set forth opposite each Buyer(s) name on Schedule I.

                  (f) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares and permitting the exercise of the Warrants, such shares of Common Stock to effect the conversion of all of the Conversion Shares and the exercise of all the Warrants then outstanding.

                  (g) The Board of Directors of the Company shall have adopted the resolutions in substantially the form of Exhibit "G" attached hereto.

         8. INDEMNIFICATION.

                  (a) In consideration of the Buyer's execution and delivery of this Agreement and acquiring of the Series A Preferred Shares and the Conversion Shares hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Series A Preferred Shares and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the " Buyer Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Determination, or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Series A Preferred Shares or the status of the Buyer or holder of the Series A Preferred Shares, the Conversion Shares, as a Buyer in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

                  (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Buyer's other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer(s), or (c) any cause of action, suit or claim brought or made against such Company Indemnitees based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities. To the extent that the foregoing undertaking by the Buyer(s) may be unenforceable for any reason, the Buyer(s) shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

         9. GOVERNING LAW: MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this Section.

                  (b) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof

                  (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) ENTIRE AGREEMENT, AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Schedules and Exhibits attached hereto, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  (f) NOTICES. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party); (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                           If to the Company, to:

                           TELENETICS CORPORATION.
                           25111 Arctic Ocean
                           Lake Forest, CA 92630
                           Attention:
                           Telephone: (949) 455-4000
                           Facsimile: (949) 455-4010

                           With a copy to:
                           Rutan & Tucker, LLP
                           611 Anton Boulevard
                           Suite 1400
                           Costa Mesa, CA 92626
                           Attention: Larry A. Cerutti, Esq.
                           Telephone: (714) 641-5100
                           Facsimile: (714) 546-9035


                           If to the Transfer Agent, to:
                           __________________________________
                           __________________________________
                           __________________________________
                           Telephone:
                           Facsimile:

                  If to the Buyer(s), to its address and facsimile number on
         Schedule I, with copies to the Buyer's counsel as set forth on Schedule
         I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                  (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

                  (h) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (i) SURVIVAL. Unless this Agreement is terminated under
         Section 9(l), the representations and warranties of the Buyer(s) contained in Section 2, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in
         Section 8, shall survive the Closing for a period of one (1) year following the date on which the Series A Preferred Shares are converted in full. The representations and warranties set forth in Section 3 shall survive for a period of one (1) year from the date of closing. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  (j) PUBLICITY. The Company and the Buyer(s) shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Buyer(s) shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

                  (k) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (1) TERMINATION. In the event that the Closing shall not have occurred with respect to the Buyers on or before ten (10) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company acknowledges that it shall remain obligated to pay the Placement Agent for its legal fees as described in
         Section 4(g) above.

                  (m) FINDER. The Company acknowledges that it has engaged May Davis Group, Inc., as placement agent in connection with the sale of the Series A Preferred Shares. The Company shall be responsible for the payment of any placement agent fees, as specified in the Placement Agency Agreement dated October 31, 2000, (which includes cash and warrants to May Davis Group, Inc., to purchase Common Stock) relating to or arising out of the transactions contemplated hereby and from the proceeds thereof.

                  (n) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By: /s/ Terry S. Parker
-----------------------------                  ---------------------------------
Name:                                           Name: Terry S. Parker
Title:                                          Title: President



                                            INVESTOR

                                            By:
                                               ---------------------------------

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            /s/ Terry L. Conner
                                            /s/ Carol S. Conner

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            By: /s/ Timothy Borne
                                               ---------------------------------

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            /s/ Marvin Strauss

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            /s/ Bonney Goldstein

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            /s/ Chien C. Chang

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            By: /s/ Milan Tyburec
                                               ---------------------------------

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            By: /s/ Stephen Melges
                                               ---------------------------------

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            /s/ Kenneth E. Rogers

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            /s/ Rance Merkel

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            By: /s/ Ronald Horner
                                               ---------------------------------

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By: /s/ Terry S. Parker
-----------------------------                  ---------------------------------
Name:                                           Name: Terry S. Parker
Title:                                          Title: President



                                            INVESTOR

                                            By: /s/ John McCarthy
                                               ---------------------------------

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By: /s/ Terry S. Parker
-----------------------------                  ---------------------------------
Name:                                           Name: Terry S. Parker
Title:                                          Title: President



                                            INVESTOR

                                            By: /s/ Lam King Shan
                                               ---------------------------------
                                               Name: Lam King Shan

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By: /s/ Terry S. Parker
-----------------------------                  ---------------------------------
Name:                                           Name: Terry S. Parker
Title:                                          Title: President



                                            INVESTOR

                                            By: /s/ Peter Che Nan Chen
                                               ---------------------------------
                                               Name: Peter Che Nan Chen

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By: /s/ Terry S. Parker
-----------------------------                  ---------------------------------
Name:                                           Name: Terry S. Parker
Title:                                          Title: President



                                            INVESTOR

                                            By: /s/ Kwok Leung Lai
                                               ---------------------------------
                                               Name: Kwok Leung Lai

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By: /s/ Terry S. Parker
-----------------------------                  ---------------------------------
Name:                                           Name: Terry S. Parker
Title:                                          Title: President



                                            INVESTOR

                                            By: /s/ Wei Z. Yen
                                               ---------------------------------
                                               Name: Wei Z. Yen

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By: /s/ Terry S. Parker
-----------------------------                  ---------------------------------
Name:                                           Name: Terry S. Parker
Title:                                          Title: President



                                            INVESTOR

                                            By: /s/ illegible signature
                                               ---------------------------------
                                               Keyway Holding Co.
                                       22

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                                /s/ Vernon Koto
                                               ---------------------------------
                                                /s/ Denise Koto
                                       22

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            By: /s/ Jon Cummings
                                               ---------------------------------

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By: /s/ Terry S. Parker
-----------------------------                  ---------------------------------
Name:                                           Name: Terry S. Parker
Title:                                          Title: President



                                            INVESTOR

                                            By: /s/ Sui Wa Chau
                                               ---------------------------------

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Name:                                           Name:
Title:                                          Title:



                                            INVESTOR

                                            By: /s/ Glenn Keyser
                                               ---------------------------------

         IN WITNESS WHEREOF, the Buyer(s) and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


ATTEST:                                     TELENETICS CORPORATION


                                            By: /s/ Terry S. Parker
-----------------------------                  ---------------------------------
Name:                                           Name: Terry S. Parker
Title:                                          Title: President



                                            INVESTOR

                                            By: /s/ Nathan Eisen
                                               ---------------------------------

                                       22